EXHIBIT 99.1

Pacer International Reports First Quarter 2008 Results

CONCORD, California--(BUSINESS WIRE)—May 6, 2008--Pacer International, Inc. (Nasdaq:PACR), the asset-light North America third-party logistics and freight transportation provider, today reported financial results for the three-month period ended April 4, 2008.

FIRST QUARTER RESULTS

Revenues for the quarter ended April 4, 2008 increased $44.3 million to $509.4 million compared to $465.1 million for the quarter ended April 6, 2007. Net income increased from $7.8 million in the 2007 quarter to $14.3 million in the 2008 quarter, an increase of 83.3 percent, and diluted earnings per share increased to $0.41, up from $0.21 a year earlier.  Income from operations was up $10.2 million to $24.6 million for the 2008 quarter.  Intermodal segment income from operations increased $12.7 million from the 2007 quarter, while logistics segment income from operations declined $0.7 million for the 2008 quarter due to excess capacity, declining prices and higher transportation and fuel costs affecting our trucking units.  Our truck services unit also incurred increased claim costs during the 2008 period compared to the 2007 period.  Corporate costs grew $1.8 million to $6.5 million for the 2008 quarter principally due to a bonus accrual in the 2008 quarter partially offset by the absence of severance expenses relating to our 2007 facility rationalization and severance program.

“We are generally pleased with our performance during the first quarter of 2008, given the difficult economic and market conditions, including excess capacity, declining prices and high fuel costs. We are particularly pleased with our intermodal segment where we were able to grow our direct customer intermodal business despite the sluggish economy. Our logistics segment and particularly our truck services unit remains challenged.  Our operating cash flows remain strong at $20.1 million and allowed us to repay $10.0 million of debt during the quarter, pay a $5.2 million dividend to shareholders and finance costs related to our SAP software project,” said Mike Uremovich, chairman and chief executive officer. “On April 1, 2008, we commenced expanded service on the BNSF Railway which allows our Stacktrain unit to begin full double stack service on their network.  This will provide our customers with a choice to use either the BNSF Railway or Union Pacific to meet their needs in a particular market or lane, and also expands our overall geographic intermodal network” added Uremovich.

CONFERENCE CALL TODAY--Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET today (Tuesday, May 6). To participate, please call five minutes early by dialing (888)428-4474(in USA) and ask for "1st Quarter Earnings Call." International callers can dial (612) 332-0802.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 6 at 7:30 p.m. ET to June 6 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 919500. Alternatively, a replay can be accessed through the Investor Relations link on the company's Web site at www.pacer-international.com

ABOUT PACER INTERNATIONAL--Pacer International, a leading asset-light based North America third-party logistics and freight transportation provider, through its Intermodal and Logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The Intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage group (intermodal marketing). The Logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its Intermodal and Logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS--This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; difficulties in maintaining or enhancing our information technology systems including potential delays and cost overruns in the implementation of an enterprise suite of software applications that we purchased in the fourth quarter of 2007; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the possibility of future goodwill impairment charges; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; increases in our leverage; our ability to successfully identify and implement process improvements and cost savings opportunities to improve our operating results; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 28, 2007 filed with the SEC on February 19, 2008. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Larry Yarberry, CFO
Pacer International, Inc.
(925) 887-1577 phone
Larry.Yarberry@pacer.com

MEDIA CONTACT:
Jennifer Matthews
Pacer International, Inc.
(925) 887-1555 phone
Jennifer.Matthews@pacer.com

Pacer International, Inc.
Consolidated Balance Sheet
($ millions)

April 4, 2008
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$9.2
Accounts receivable, net	201.6
Prepaid expenses and other	14.6
Deferred income taxes	5.7
Total current assets	231.1

Property and equipment
Property, plant & equipment at cost	114.6
Accumulated depreciation	(69.3)
Property and equipment, net	45.3

Other assets
Goodwill, net	288.3
Other assets	14.7
Total other assets	303.0

Total assets	$579.4

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and
capital leases	$-
Book overdraft	6.8
Accounts payable and accrued liabilities	193.7
Total current liabilities	200.5

Long-term liabilities
Long-term debt and capital leases	54.0
Deferred income taxes	9.7
Other	2.0
Total long-term liabilities	65.7

Stockholders' equity
Common stock	0.4
Paid In capital	295.9
Retained earnings	17.0
Accumulated other comprehensive loss	(0.1)
Total stockholders' equity	313.2

Total liabilities and equity	$579.4

Pacer International, Inc.
Unaudited Consolidated Statement of Cash Flows

First Quarter
($ in millions)	2008

Cash Flows from Operating Activities
Net income	$14.3
Adjustments to net income

Depreciation and amortization	1.5
Gain on sale of property and equipment	(0.5)
Deferred taxes	(0.1)
Stock based compensation expense	0.4
Change in receivables	3.7
Change in other current assets	0.5
Change in current liabilities	1.9
Other	(1.6)

Net cash provided by operating activities	20.1

Cash Flows from Investing Activities
Capital expenditures	(3.6)
Proceeds from sales of property and equipment	0.5

Net cash used for investing activities	(3.1)

Cash Flows from Financing Activities
Net borrowings under line of credit agreement	(10.0)
Proceeds from exercise of stock options	0.9
Dividends paid to shareholders	(5.2)

Net cash used for financing activities	(14.3)

Effect of exchange rate changes on cash	(0.2)

Net change in cash and cash equivalents	2.5

Cash at beginning of period	6.7
Cash at end of period	$9.2

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($ millions)

	1st Quarter 2008
	Intermodal	Logistics	Corp./Elim.	Consolidated
	($ in millions)

Revenues	$406.6	$103.0	$(0.2)	$509.4

Cost of purchased transportation	310.9	88.8	(0.2)	399.5
Direct operating expenses	34.1	-		34.1
Selling, general & admin. expenses	28.4	14.8	6.5	49.7
Depreciation expense	1.3	0.2	-	1.5

Income from operations	31.9	(0.8)	(6.5)	24.6

Interest expense/income				1.1

Income before income taxes				23.5

Income taxes				9.2

Net income				$14.3
Diluted Earnings Per Share				$0.41

Pacer International, Inc.
Unaudited Consolidated Statements of Operations
($ millions, except per share amounts)

	1st Quarter
	2008	2007	Variance	%

Segments

Revenues
Intermodal	$406.6	$373.5	$33.1	8.9%
Logistics	103.0	91.7	11.3	12.3%
Cons. Entries	(0.2)	(0.1)	(0.1)	100.0%
Total	$509.4	$465.1	$44.3	9.5%

Income from Operations 1/
Intermodal	$31.9	$19.2	$12.7	66.1%
Logistics	(0.8)	(0.1)	(0.7)	700.0%
Corporate	(6.5)	(4.7)	(1.8)	38.3%
Total	$24.6	$14.4	$10.2	70.8%

Net Income 1/	$14.3	$7.8	$6.5	83.3%
Diluted Earnings per Share 1/	$0.41	$0.21	$0.20	95.2%

1/  1st quarter 2007 included a $1.8 million pre-tax charge for employee termination costs ($0.5 million on the Intermodal segment, $0.8 million on the Logistics segment and $0.5 million on corporate), $1.1 million after-tax or $0.03 per diluted share.